SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

         Pursuant to Section 13 or 15(d) of the Securities Exchange Act

                               SEPTEMBER 29, 2000
                                 Date of Report
                        (Date of Earliest Event Reported)

                         VERTICAL COMPUTER SYSTEMS, INC.
             (Exact name of Registrant as Specified in its Charter)

                               6336 WILSHIRE BLVD.
                              LOS ANGELES, CA 90048
                    (Address of Principal Executive Offices)

                                 (323) 658-4200
                         (Registrant's Telephone Number)

                       SCIENTIFIC FUEL TECHNOLOGIES, INC.
                          1850 EAST FLAMINGO ROAD, #111
                               LAS VEGAS, NV 89119
                        (Former name and former address)

DELAWARE                             0-28685                  69-0393635
(State or other jurisdiction     (Commission File           (IRS Employer
of incorporation)                  File Number)           Identification No.)

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

On or about September 29, 2000, in contemplation of Registrant entering into a settlement with Patrice Lambert and Marc Elalouf, Registrant entered into a Stock Purchase Agreement with Eurovest, Inc. ("Eurovest"), a Nevada Corporation controlled by Dr. Terry Washburn (a member of the Registrant's Board of Directors). The Registrant sold to Eurovest 100% of the outstanding and issued stock of Externet World, Inc., a wholly owned subsidiary of the Registrant. In exchange, Eurovest gave the Registrant a Promissory Note in the sum of $1,094,000. The parties determined the consideration to be commensurate with the value of operations, estimated on Externet World, Inc.'s discounted future cash flows.

The balance of the Promissory Note was subsequently paid to the Registrant on October 19, 2000.

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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    VERTICAL COMPUTER SYSTEMS, INC.


                                    BY /s/ RICHARD WADE, PRESIDENT
                                    ------------------------------


                                    BY /s/ JULIE M. HOLMES,
                                           CHIEF FINANCIAL OFFICER
                                    ------------------------------

DATE: OCTOBER 19, 2000